Exhibit 10.25

SECURITIES PURCHASE AGREEMENT, dated as of March 8, 2006 (this “Agreement”), between AZUR HOLDINGS, INC., a Delaware corporation with principal executive offices at 101 NE 3rd Avenue, Suite 1220, Fort Lauderdale, Florida 33301 (the “Company”), and GRAYBRICK PARTNERS I LLC, a Delaware limited liability company with its principal offices at 509 Madison Avenue, 15th Floor, New York, New York 10022 (the “Purchaser”).

INTRODUCTION

Subject to the terms and conditions of this Agreement, the Company may issue and sell to the Purchaser and the Purchaser shall purchase from the Company shares of the Common Stock (the “Shares”), par value $0.0001 per share (the “Common Stock”).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser hereby agree as follows:

ARTICLE I

ACQUISITION OF SECURITIES

Section 1.01 Purchase and Sale.

(a) Schedule 1.01(a) attached hereto defines 15 tranches of Shares that the Purchaser has agreed to purchase from the Company (each, a “Tranche”) and, with respect to each Tranche, sets forth the methodology for determining the number of Shares constituting such Tranche (the “Tranche Shares”) and the methodology for determining the purchase price per share for the Tranche Shares in such Tranche (the “Tranche Purchase Price”). The number of shares in each Tranche, and the purchase price for each share, shall be appropriately adjusted for any stock split, stock dividend or reverse stock split occurring after the date hereof and prior to the closing of a Tranche.

(b) The Company may, in its sole discretion, elect to sell the Tranche Shares of any Tranche to the Purchaser at any time after the date (the “Effective Date”) on which a Registration Statement (as defined in Section 3.01(a)) of the Company covering the resale of the Shares is declared effective under the Securities Act of 1933, as amended (the “Securities Act”), and prior to March 31, 2007, provided, however, (i) the Company must elect to sell all of the Tranche Shares included in a Tranche if it elects to sell any of the Tranche Shares in such Tranche; (ii) the Company must elect to sell the Tranche Shares in the order that the Tranches are listed on Schedule 1.01(a); and (iii) the total beneficial ownership of the Purchaser of shares of Common Stock shall not exceed 4.9% of the Common Stock, giving effect to the acquisition of the Tranche or Tranches in question. Subject to the immediately preceding sentence, the Company may elect to sell Tranche Shares included in more than one Tranche at the same time. To effect its election to sell Shares, the Company must give written notice thereof (an “Election Notice”) to the Purchaser. The Election Notice shall specify the Tranche or Tranches with respect to which the election is being made and the date on which the closing of the sale and purchase of the Tranche Shares shall occur; provided, such date shall be a Business Day (as hereinafter defined) and shall not be earlier than ten Business Days after the date such Election Notice is given to the Purchaser. An Election Notice shall be irrevocable except as provided in Section 1.02(c). For purposes hereof, the term “Business Day” shall mean any day which is not (i) a Saturday or a Sunday or (ii) a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York. Subject to the foregoing and provided that the representations and warranties of the Company set forth herein are true and correct as of the date of an Election Notice and that all conditions to the respective obligations of the parties hereto set forth herein have either been satisfied or waived, in the event that the Company gives an Election Notice, the Purchaser shall be obligated to purchase the Tranche Shares, covered by such notice.

Section 1.02 Closing Procedures; The Closings.

(a) Subject to the satisfaction or waiver of the conditions precedent set forth in Article IV hereof, the closing of a purchase of Tranche Shares by the Purchaser pursuant to this Agreement (each, a “Closing”) shall occur at 10:00 a.m. on the date specified in the Election Notice delivered by the Company with respect to such Tranche Shares unless the Company and the Purchaser have mutually agreed on a different time or date with respect to such Closing (the time and date of the Closing of a particular Tranche is referred to herein as the “Tranche Closing Date”). Unless otherwise agreed by the Company and the Purchaser, each Closing shall occur at the offices the Purchaser.

(b) At each Closing, (i) each of the Company and the Purchaser shall deliver to the other, as applicable, any documents required to be delivered by Sections 4.01 and 4.02 hereof which have not been delivered prior to such Closing, (ii) the Purchaser shall deliver to the Company an acknowledgement of the applicable Tranche Purchase Price for the Tranche Shares being purchased at the Closing and state the date, not to exceed ten Business Days following the Tranche Closing Date, on or prior to which the Tranche Purchase Price shall be delivered by the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company at or prior to the Closing, and (iii) the Company shall deliver to the Purchaser one or more stock certificates, determined in accordance with the instructions of the Purchaser, representing the Tranche Shares being purchased or shall cause the Tranche Shares being purchased to be electronically transferred to the Purchaser. The payment of the Tranche Purchase Price referenced in clause (ii) shall be deemed to have been delivered at the Closing for the purposes hereof.

(c) If a Closing does not occur on a proposed Tranche Closing Date because the conditions specified in this Section 1.02(b) to be fulfilled by the Purchaser and/or Article IV were not satisfied at the time of the applicable proposed Tranche Closing Date, the Election Notice with respect to the Tranche or Tranches proposed to be sold on such proposed Tranche Closing Date shall automatically be revoked; provided, however, such revocation shall not impair the right of the Company to give another Election Notice with respect to the Tranche or Tranches covered by the revoked Election Notice or to compel the Purchaser to purchase any Tranche Shares included in such Tranche or Tranches on a subsequent Tranche Closing Date on which the conditions specified in such sections and Article hereof are satisfied.

(d) If a Closing does not occur on a proposed Tranche Closing Date because the conditions specified in Section 1.02(b) to be fulfilled by the Company and/or Section 4.01 were not satisfied at the time of the applicable proposed Tranche Closing Date, the Election Notice with respect to any Tranche or Tranches proposed to be sold on such proposed Tranche Closing Date shall automatically be revoked and the Purchaser’s obligations under this Article I (for such Tranche and subsequent Tranches) shall terminate.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a) The Common Stock has been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company is subject to the periodic reporting requirements of Section 13 of the Exchange Act. The Company has heretofore made available to the Purchaser true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act since at least May 1, 2003, as such documents have been amended since the time of the filing thereof and a copy of the Initial Registration Statement (collectively, including, without limitation, all forms, reports, schedules, statements, and other documents filed by the Company therewith pursuant to the periodic reporting requirements of Sections 13, 14, and 15(d) of the Exchange Act, the “SEC Documents”). The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.

(b) At the date hereof and at each Tranche Closing Date:

(i)  the Common Stock is and shall be traded and quoted in the over-the-counter Bulletin Board market (the “OTCBB”), the Nasdaq SmallCap Market, the Nasdaq National Market, or the American or New York Stock Exchange;

(ii)  the Company has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the Securities and Exchange Commission (the “Commission”); and

(iii)  the Company has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the Common Stock for quotation on the OTCBB.

(c) The Grand Shell Landing, Inc., a Mississippi corporation (of which the Company owns all of the outstanding common stock), and Azur Shell Landing Resort, Inc., a Mississippi corporation (of which the Company owns 75% of the outstanding common stock), are corporation (each a “Subsidiary” and collectively, the “Subsidiaries”), are the only subsidiaries of the Company. Other than the Subsidiaries, the Company has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). The Company and each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the respective jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business as described in the SEC Documents; the Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the business, prospects, condition (financial or otherwise), and results of operations of the Company and Subsidiary taken as a whole; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the Company and each Subsidiary is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; neither the Company nor either Subsidiary is in violation of its respective charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its respective properties or assets may be bound, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole; and neither the Company nor any Subsidiary is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or such Subsidiary or over its respective properties or assets, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole. The SEC Documents accurately describe any corporation, association or other entity owned or controlled, directly or indirectly, by the Company or any Subsidiary.

(d) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its respective terms; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or either Subsidiary is a party or by which its respective properties or assets may be bound, (ii) the charter or bylaws of the Company or either Subsidiary, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or either Subsidiary or over its respective properties or assets, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole. No consent, approval, authorization or order of, or qualification with, any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or either Subsidiary or over its respective properties or assets is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein and therein contemplated, except such as may be required under the Securities Act or under state or other securities or blue sky laws, all of which requirements have been, or in accordance therewith will be, satisfied in all material respects.

(e) There is not any pending or, to the best of the Company's knowledge, threatened, action, suit, claim or proceeding against the Company or either Subsidiary, or any of its respective officers or any of its properties, assets or rights, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or either Subsidiary or over its officers or properties or otherwise that (i) is reasonably likely to result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or might materially and adversely affect their properties, assets or rights taken as a whole, (ii) might prevent consummation of the transactions contemplated by this Agreement, (iii) will be required to be disclosed in a Registration Statement, except to the extent heretofore disclosed in the SEC Documents, or (iv) alleging violation of any Federal or state securities laws.

(f) The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which 25,711,893 shares of Common Stock are outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, none of which is outstanding. All outstanding capital stock of The Grand Shell Landing, Inc. and 75% of the outstanding capital stock of Azur Shell Landing Resort, Inc. is owned beneficially and of record by the Company. Each of such outstanding shares of Common Stock and each outstanding share of capital stock of each Subsidiary, is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. Except as disclosed in the SEC Documents, (i) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company or either Subsidiary, except for an aggregate of 13,458,016 options and/or warrants currently outstanding to acquire shares of Common Stock, and (ii) except for debentures in an aggregate principal amount of $1,000,000 which are convertible into common stock of the Company, there is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Company or Subsidiary. The Shares have been duly authorized for issuance and sale to the Purchaser pursuant hereto and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any kind; and no preemptive or similar right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the execution hereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares, except as may be required under the Securities Act, the rules and regulations promulgated thereunder or under state or other securities or blue sky laws. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the SEC Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights under the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized, but unissued, shares of its Common Stock to cover the Shares.

(g) Baum & Company, P.A. (the “Auditors”), which has examined the consolidated financial statements of the Company, together with the related schedules and notes, for the period from May 1, 2004 to April 30, 2005 and reviewed (but did not audit) the consolidated financial statements of the Company, together with the related schedules and notes for the period from May 1, 2005 to October 31, 2005, and Goldstein Golub Kessler LLP, which has examined the consolidated financial statements of the Company, together with the related schedules and notes, for the period from May 1, 2003 to April 30, 2004, respectively, filed with the Commission as a part of the SEC Documents, and which, pursuant to the rules and regulations of the Commission are to be included in a Registration Statement, are independent accountants within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder; the audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the SEC Documents, fairly present and will fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the Commission as part of the SEC Documents, complied and will comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Commission with respect hereto when filed, have been and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the Commission) and fairly present and will fairly present, subject in the case of the unaudited consolidated financial statements, to customary year end audit adjustments, the financial position of the Company as at the dates thereof and the results of its operations and cash flows. The procedures pursuant to which the aforementioned consolidated financial statements have been audited are compliant with generally accepted auditing standards. The selected and summary consolidated financial and statistical data included in the SEC Documents present and will present fairly the information shown therein and have been compiled on a basis consistent with the audited consolidated financial statements presented therein. No other financial statements or schedules are required to be included in the SEC Documents.

(h) Subsequent to the respective dates as of which information is given in the SEC Documents, there has not been (i) any material adverse change in the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction committed to or consummated that is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole incurred by the Company or either Subsidiary, except such obligations as have been incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or either Subsidiary that is material to the Company and the Subsidiaries taken as whole, (v) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company or either Subsidiary which has a material adverse effect on the business, prospects, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries taken as a whole.

(i) Except as set forth in the SEC Documents, (i) the Company and each Subsidiary has good and marketable title to all properties and assets described in the SEC Documents as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) the agreements to which the Company and either Subsidiary is a party described in the SEC Documents are legal, valid and binding agreements, enforceable by the Company or either Subsidiary, as applicable, in accordance with their terms, and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements, and (iii) the Company and each Subsidiary has valid and enforceable leases for all properties described in the SEC Documents as leased by it. Except as set forth in the SEC Documents, the Company and each Subsidiary owns or leases all such properties as are necessary to its respective operations as now conducted and as described in the SEC Documents.

(j) The Company and each Subsidiary has timely filed all respective federal, state, local and foreign tax returns required to be filed by it and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best of the Company's knowledge, is likely to be asserted against the Company or either Subsidiary if audited, which might have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, and all tax liabilities are adequately provided for on the books of the Company and the Subsidiaries.

(k) The Company and each Subsidiary maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business including, but not limited to, insurance covering real and personal property owned or leased by the Company or such Subsidiary, as applicable, against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor either Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor either Subsidiary does has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, prospects, condition , or results of operations of the Company and the Subsidiaries taken as a whole.

(l) No labor disturbance by the employees of the Company or either Subsidiary exists or, to the best of the Company’s knowledge, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any principal suppliers or customers of the Company or either Subsidiary that might be expected to result in any material adverse change in the business, prospects, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries taken as a whole. No collective bargaining agreement exists with any of the Company’s or either Subsidiary’s employees and, to the best of the Company's knowledge, no such agreement is imminent.

(m) The Company and Subsidiary owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, and copyrights described or referred to in the SEC Documents as owned by or used by it or that are necessary to conduct its respective businesses as described in the SEC Documents; neither the Company nor either Subsidiary has received any notice of, or has knowledge of, any infringement of or conflict with asserted rights of the Company or either Subsidiary by others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the SEC Documents as owned by or used by it; and neither the Company nor either Subsidiary has received any notice of, or has knowledge of, any infringement of, or conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the SEC Documents as owned by or used by it or which, individually or in the aggregate, in the event of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

(n) The Company has been advised concerning the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future, to conduct its affairs in such a manner as to ensure that it is not and will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act and such rules and regulations.

(o) Neither the Company nor either Subsidiary has, and no person or entity acting on behalf or at the request of the Company or either Subsidiary has, at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(p) Neither the Company nor either Subsidiary, nor any person acting on behalf thereof, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization in violation of law, or manipulation, of the price of the Common Stock to facilitate the sale or resale of the Shares.

(q)  Except as set forth in the SEC Documents, (i) the Company and each Subsidiary is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) that are applicable to its business, (ii) neither the Company nor either Subsidiary has received notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the SEC Documents, (iii) to the best knowledge of the Company, neither the Company nor either Subsidiary is likely to be required to make future material capital expenditures to comply with Environmental Laws (iv) no property which is owned, leased or occupied by the Company or either Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law, and (v) neither the Company nor either Subsidiary is in violation of any federal or state law or regulation relating to occupational safety or health.

(r) The books, records and accounts of the Company and each Subsidiary accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and such Subsidiary, as applicable, respectively, all to the extent required by generally accepted accounting principles. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or either Subsidiary to, or for the benefit of, any of the officers, directors, or director-nominees of the Company or either Subsidiary or any of the members of the families of any of them, except as disclosed in the SEC Documents and except for obligations of the Company or either Subsidiary to Carl Crawford.

(t) Neither the Company nor either Subsidiary has incurred any liability, direct or indirect, for finders' or similar fees on behalf of or payable by the Company or either Subsidiary or the Purchaser in connection with the Transaction Agreements or any other transaction involving the Company and the Purchaser.

(u) No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file any Registration Statement) to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act in such Registration Statement, except those stockholders who are listed in the Selling Stockholders table in the Initial Registration Statement.

(v) Neither the Company or Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company or either Subsidiary, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company and each Subsidiary to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

(w) Except for Donald Goree, Donald Winfrey and Carl Crawford, no director, officer, shareholder or employee of the Company or either Subsidiary has any interest, whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant, or otherwise (other than as less than 1% shareholder of a publicly traded company), either directly or indirectly, in any person (whether a corporation, partnership, limited partnership, limited liability company, limited liability partnership, business trust, sole proprietorship, or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company or either Subsidiary is now engaged; (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with the Company or either Subsidiary; or (iii) has any direct or indirect interest in any asset or property used by the Company or either Subsidiary or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of the Company or either Subsidiary. No current or former stockholder, director, officer or employee of any member of the Company or either Subsidiary or any affiliate thereof, is at present, or since the inception of the Company has been, directly or indirectly through his affiliation with any other person, a party to any transaction (other than as an employee) with the Company or either Subsidiary providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to any such person.

Section 2.02 Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to the Company as follows:

(a) The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The Company is a “special purpose vehicle” formed solely for the purpose of the transactions contemplated by this Agreement. The Purchaser has limited capital, not to exceed the proceeds of one Tranche. The Company acknowledges and agrees that the members of the Purchaser shall have no liability under any circumstance for any action, inaction, or default by the Purchaser.

(b) The Purchaser has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Purchaser pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby, other than approvals of the relevant securities authorities. Assuming the valid execution hereof by the Company, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 3.03 hereof may be legally unenforceable.

(c) There are no legal or governmental actions, suits or proceedings pending or, to the Purchaser’s knowledge, threatened to which the Purchaser is or may be a party which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions. To the knowledge of the Purchaser, the Purchaser has not been and is not currently the subject of an investigation or inquiry by the Commission, National Association of Securities Dealers, Inc., NASD Regulation, Inc., or any state securities commission.

(d) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser is not a “dealer” within the meaning of the Securities Act or a “broker” or “dealer” within the meaning of the Exchange Act. The Purchaser is able to bear the economic risk of loss of the Purchaser’s entire investment in the Shares.

(e) The Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

(f) The Purchaser is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares in violation of the Securities Act or entering into any arrangement or understanding with any other person regarding the distribution of such Shares in violation of the Securities Act (it being understood that the foregoing does not limit the Purchaser’s right to sell Shares pursuant to any Registration Statement).

(g) Except for the representations and warranties contained in this Section 2.02, the Purchaser makes no representation or warranty to the Company, express or implied, in connection with the transactions contemplated by this Agreement.

Section 2.03 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates delivered pursuant hereto shall survive the execution of this Agreement, the termination of Purchaser’s obligations to purchase the Shares, and the delivery to the Purchaser of the Shares being purchased and the payment therefor.

ARTICLE III

COVENANTS

Section 3.01 Covenants of the Company.

(a) (i) (A) As soon as practicable, but in any event no later than 30 days following the date of this Agreement, the Company shall prepare and file with the Commission a registration statement on Form SB-2 or other applicable form as determined by the Company (the “Initial Registration Statement”) for the purpose of registering the resale of the Shares by the Purchaser from time to time on the facilities of any securities exchange or trading system on which the Common Stock is then traded or in privately-negotiated transactions, which Initial Registration Statement shall contain all material non-public information disclosed to the Purchasers by the Company in connection with the issuance and sale of the Shares. For purposes of this Section 3.01(a), the term “Shares” shall include any other securities of the Company issued in exchange for the Shares, as a dividend on the Shares or in connection with a stock split or other reorganization transaction affecting the Shares. The Company shall register in such Initial Registration Statement a number of Shares equal to 200% of the number of Shares issuable at the Initial Base Price (as defined in Schedule 1.01(a)) on the date of the filing of the Initial Registration Statement. The Company shall use its commercially reasonable efforts to cause the Initial Registration Statement to become effective as soon as practicable and in any event by September 30, 2006 (the “Initial Registration Statement Effectiveness Deadline”).

(B) In the event that the number of Shares included in the Initial Registration Statement and any Additional Registration Statement (as hereinafter defined) that have not been theretofore sold to the Purchaser pursuant hereto (the “Remaining Registered Shares”) shall at any time be less than 200% of the number of Shares that would be required if all Tranches not theretofore sold by the Company to the Purchaser were then to be sold by the Company to the Purchaser pursuant hereto (such circumstance, a “Registered Share Deficiency”) as soon as practicable thereafter, but in any event no later than 20 days following the date of such Registered Share Deficiency, the Company shall prepare and file with the Commission an additional registration statement on Form SB-2 or other applicable form as determined by the Company (an “Additional Registration Statement”) for the purpose of registering the resale of at least such additional number of Shares by the Purchaser from time to time on the facilities of any securities exchange or trading system on which the Common Stock is then traded or in privately-negotiated transactions as shall cure such Remaining Share Deficiency. Each Additional Initial Registration Statement shall contain all material non-public information disclosed to the Purchasers by the Company in connection with the issuance and sale of the Shares. The Company shall use its commercially reasonable efforts to cause each Additional Registration Statement to become effective as soon as practicable. For purposes hereof, the Initial Registration Statement and any Additional Registration Statements shall be referred to generically each as a “Registration Statement” and collectively as “Registration Statements”.

(C) Purchaser’s only remedy for any breach by the Company prior to the Tranche Closing Date of the first Tranche Shares purchased and sold under this Agreement of any of he covenants contained in Section 3.01 of this Agreement (other than Section 2.01(q)) shall be to terminate this Agreement. In such event, Purchaser shall not be entitled to recovery of any damages from the Company. For any breach by the Company at any time of Section 3.01(q) or any breach by the Company of any of the other covenants contained in Section 3.01 of this Agreement occurring after the first Tranche Closing Date, the Purchaser shall be entitled to seek damages against the Company, in addition to terminating this Agreement and any other remedies which may be available to the Purchaser.

(ii) The Company shall prepare and file with the Commission such amendments and supplements to each Registration Statement and the prospectus forming a part thereof as may be necessary to keep such Registration Statement effective until the earliest date, after the date on which all of the Shares have been purchased pursuant to this Agreement or the obligation of the Purchaser to purchase the Shares pursuant to this Agreement has been terminated, on which (i) all the Shares have been disposed of pursuant to the Registration Statements, (ii) all of the Shares then held by the Purchaser may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or (iii) the Company has determined that all Shares then held by the Purchaser may be sold without restriction under the Securities Act and has removed any stop transfer instructions relating to such Shares and offered to cause to be removed any restrictive legends on the certificates, if any representing such Shares (the period between the Effective Date and the earliest of such dates is referred to herein as the “Registration Period”). At any time after the end of the Registration Period, the Company may withdraw the Registration Statements and its obligations under this Section 3.01(a) shall automatically terminate.

(iii) The Company shall not be obligated to prepare and to file a post-effective amendment or supplement to each Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event; provided, however, that Blackout Events may not exist for more than an aggregate of 60 days during the term of this Agreement. A “Blackout Event” means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined reasonably and in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in a Registration Statement or the prospectus constituting a part thereof would be materially detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the reasonable and good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be materially adversely affected by disclosure in a Registration Statement or prospectus at such time. Without the express written consent of the Purchaser, if required to permit the continued sale of Shares by the Purchaser, a post-effective amendment or supplement to any Registration Statement or the prospectus constituting a part thereof must be filed no later than the 61st day following commencement of a Blackout Event and be declared by the Commission to be effective under the Securities Act within ten Business Days following the filing thereof.

(iv) At least five (5) Business Days prior to the filing with the Commission of any Registration Statement (or any amendment or supplement thereto) or the prospectus forming a part thereof (or any supplement thereto), the Company shall provide draft copies thereof to the Purchaser and shall consider incorporating into such documents such comments as the Purchaser (and its counsel) may propose to be incorporated therein.

(v) The Company shall promptly notify the Purchaser upon the occurrence of any of the following events in respect of any Registration Statement or the prospectus forming a part thereof: (i) receipt of any request for additional information from the Commission or any other federal or state governmental authority during the Registration Period, the response to which would require any amendments or supplements to any Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; or (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(vi) The Company shall furnish to the Purchaser with respect to the Shares registered under any Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser pursuant to such Registration Statement.

(vii) The Company shall file or cause to be filed such documents as are required to be filed by the Company for normal state securities law or “blue sky” clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(viii) With a view to making available to the Purchaser the benefits of Rule 144, the Company agrees, from the date hereof and throughout the Registration Period and so long as the Purchaser owns Shares purchased pursuant to this Agreement, to:

(A) comply with the provisions of paragraph (c)(1) of Rule 144; and

(B) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13, 14 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of the Purchaser, make available other information as required by, and so long as necessary to permit sales of its Shares pursuant to, Rule 144.

(ix) The Company shall bear all expenses incurred by it in connection with the procedures in paragraphs (i) through (ix) of this Section 3.01(a) and the registration of the Shares pursuant to the Registration Statement and qualification of the shares under applicable state securities laws. The Company shall not be responsible for any expenses incurred by the Purchaser in connection with its sale of the Shares or its participation in the procedures in paragraphs (i) through (ix) of this Section 3.01(a), including, without limitation, any fees and expenses of counsel or other advisers to the Purchaser and any underwriting discounts, brokerage fees and commissions incurred by the Purchaser.

(b) (i) The Company may refuse to register (or permit its transfer agent to register) any transfer of any Shares not made in compliance with the Securities Act and for such purpose may place stop order instructions with its transfer agent with respect to the Shares.

(c) So long as any Registration Statement is effective under the Securities Act covering the resale of Shares then still owned by the Purchaser, the Company shall furnish to the Purchaser:

(i) as soon as practicable after available, one copy of (A) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), (B) upon written request, its Annual Report on Form 10-KSB, (C) upon written request, its Quarterly Reports on Form 10-QSB, (D) upon written request, its Current Reports on Form 8-K, and (E) a full copy of each Registration Statement (the foregoing, in each case, excluding exhibits); and

(ii) upon the written request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (i)(E) of this Section 3.01(d).

(d) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock, which transfer agent and registration shall be reasonably satisfactory to the Purchaser.

(e) If at any time prior to the termination of the Registration Period, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Purchaser, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to, or amendment of, the Prospectus), the Company will, if reasonably requested by the Purchaser, forthwith prepare, and, if permitted by law, disseminate a press release or other public statement, reasonably satisfactory to the Purchaser, responding to or commenting on such rumor, publication or event.

(f) The Company agrees to comply in all respects with the Sarbanes-Oxley Act of 2002 and the regulations promulgated pursuant thereto if it is not in compliance at the date hereof.

(g) Until the earlier of the termination of this Agreement and the Closing of the purchase of the final Tranche Shares hereunder (the earlier of such events, the “Release Time”), no amendment will be made in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) of the Company without the prior written consent of the Purchaser.

(h) Until the Release Time, no share of capital stock of the Company, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by the Company, otherwise than as contemplated by, or in connection with, this Agreement.

(i) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by the Company in respect of the outstanding shares of capital stock of the Company. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by the Company or any affiliate thereof of shares of capital stock of the Company.

(j) Until the Release Time, the Company will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of the Purchaser free and full access to the plants, properties, books, and records of the Company, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Purchaser with such additional financial and operating data and other information as to the business, prospects, financial condition, and results of operations of the Company as the Purchaser from time to time may request. Until the Release Time, the Company will cause the independent certified public accountants thereof to make available to the Purchaser and its independent certified public accountants the work papers relating to the audits of the Company referenced in this Agreement.

(l) Until the Release Time, the Company will conduct its affairs so that at each Closing, no representation or warranty of the Company will be inaccurate in any material respect, no covenant or agreement of the Company will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of the Company. Except as otherwise consented to by the Purchaser in writing, until the Release Time, the Company will use its best efforts to preserve the business operations of the Company intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of the Company, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Release Time, the Company will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.

(m) Until the Release Time, the Company will immediately advise the Purchaser in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the relevant Tranche Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the applicable Tranche Closing) would cause a condition to any party’s obligations under this Agreement not to be fully satisfied.

(n) Before the Company releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, the Company shall cooperate with the Purchaser, shall furnish drafts of all documents or proposed oral statements to the Purchaser for comment, and shall not release any such information without the written consent of Purchaser, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent the Company from releasing any information if required to do so by law.

(o) The Company shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the relevant Tranche Closing.

(p) The Company shall make such state securities law or “blue sky” filings and obtain such state securities law or “blue sky” filings as shall be reasonably requested by the Purchaser, provided, however, that the Company shall not be required to qualify to do business or to become subject to general service of process in any such jurisdiction.

(q) The Company shall pay to the Purchaser a non-refundable due diligence fee equal to $150,000, of which $25,000 shall be payable by April 3, 2006, and of which $125,000 shall be payable on the date of the closing of Tranche 1 (and may be offset by Purchaser against the aggregate Tranche Purchase Price for such Tranche).

Section 3.02 Covenants of the Purchaser.

(a) The Purchaser agrees to comply in all material respects with all federal and state securities laws and the rules and regulations promulgated thereunder in connection with any sale by it of the Shares, whether or not such sale is pursuant to any Registration Statement. In connection with the sale of any Shares pursuant to any Registration Statement, but without limiting the generality of the foregoing sentence, the Purchaser shall (i) comply with the provisions of Regulation M promulgated under the Exchange Act, and (ii) deliver to the purchaser of Shares the prospectus forming a part of such Registration Statement and all relevant supplements thereto which have been provided by the Company to the Purchaser on or prior to the applicable delivery date.

(b) The Purchaser will cooperate with the Company in all material respects in connection with the performance by the Company of its obligations under Section 3.01(a), including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Purchaser, and any person who beneficially owns Shares held by the Purchaser within the meaning of Rule 13d-3 promulgated under the Exchange Act, and the proposed manner of sale of the Shares required to be disclosed in each Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares. The Purchaser hereby consents to be named as an underwriter in each Registration Statement, if applicable, in accordance with current Commission policy and, if necessary, to join in the request of the Company for the acceleration of the effectiveness of each Registration Statement.

(c) In connection with the sale of any Shares pursuant to any Registration Statement, the Purchaser shall deliver to the purchaser thereof the prospectus forming a part of such Registration Statement and all relevant supplements thereto which have been provided by the Company to the Purchaser on or prior to the applicable delivery date, all in accordance with the requirements of the Securities Act and the rules and regulations promulgated thereunder and any applicable blue sky laws.

(d) If at any time or from time to time after the Effective Date, the Company notifies the Purchaser in writing that any Registration Statement or the prospectus forming a part thereof (taking into account any prior amendments or supplements thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Purchaser shall not offer or sell any Shares or engage in any other transaction involving or relating to the Shares (other than purchases of Shares pursuant to this Agreement), from the time of the giving of notice with respect to such untrue statement or omission until the Purchaser receives written notice from the Company that such untrue statement or omission no longer exists or has been corrected or disclosed in an effective post-effective amendment to such Registration Statement or a valid prospectus supplement to the prospectus forming a part thereof.

(e) The Purchaser acknowledges and understands that the Shares are (or upon the issuance thereof will be) “restricted securities” as defined in Rule 144. The Purchaser hereby agrees not to offer or sell (as such terms are defined in the Securities Act and the rules and regulations promulgated thereunder) any Shares unless such offer or sale is made (a) pursuant to an effective registration of such securities under the Securities Act, or (b) pursuant to an available exemption from the registration requirements of the Securities Act. The Purchaser agrees that it will not engage in hedging transactions with regard to the Shares other than in compliance with the Securities Act. A proposed transfer shall be deemed to comply with this Section 3.02(e) if the Purchaser delivers to the Company a legal opinion in form and substance reasonably satisfactory to the Company from counsel reasonably satisfactory to the Company to the effect that such transfer complies with this Section 3.02(e).

Section 3.03 Indemnification.

(a) For the purpose of this Section 3.03: (i) the term “Purchaser Affiliate” shall mean any person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to any Registration Statement referred to in Section 3.01.

(i) The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or such Purchaser Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, as amended as of the Effective Date, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 promulgated under the Securities Act, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of any Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, (B) the omission or alleged omission to state in any Registration Statement as of the Effective Date a material fact required to be stated therein or necessary to make the statements in such Registration Statement or any post-effective amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which the statements contained therein were made, or (C) any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse the Purchaser and each such Purchaser Affiliate for any legal and other expenses as such expenses which are reasonably incurred by the Purchaser or such Purchaser Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises solely out of or is based solely upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, the prospectus included therein, or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Purchaser expressly for use therein, or (B) the failure of the Purchaser to comply with the covenants and agreements contained in Section 3.02 hereof, or (C) the inaccuracy of any representations made by the Purchaser herein or (D) any statement or omission in any Prospectus that is corrected or disclosed in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(ii) The Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed any Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed any Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise solely out of or are based solely upon (A) any failure to comply with the covenants and agreements contained in Section 3.02 hereof, (B) the inaccuracy of any representation made by the Purchaser herein, or (C) any (I) untrue or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or (II) omission or alleged omission to state in any Registration Statement, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements in such Registration Statement or any amendment or supplement thereto, in the prospectus included therein, or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which they were made; provided, that the Purchaser’s indemnification obligation under this clause (C) shall apply to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, such prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed any Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed any Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Notwithstanding the foregoing, no such loss, clam, damage, liability, expense or action shall be settled or compromised without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

(iii) Promptly after receipt by an indemnified party under this Section 3.03 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 3.03, promptly notify the indemnifying party in writing thereof; provided, that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnification and contribution (except as provided in paragraph (iv)) or otherwise than under the indemnity agreement contained in this Section 3.03 or to the extent it is not materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 3.03 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party or both the Company and Purchaser, in the reasonable opinion of counsel to the Purchaser, have defenses distinct from, or contradictory to, the defenses available to the other.

(iv) If the indemnification provided for in this Section 3.03 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (i) or (ii) of this Section 3.03 in respect to any losses, claims, damages, liabilities or expenses referred to herein (subject to the limitation of paragraph (iii) of this Section 3.03), then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (I) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the sale of the Common Stock contemplated by this Agreement or (II) if the allocation provided by clause (I) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (I) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to any Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares that were sold pursuant to any Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or inaccuracy. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (iii) of this Section 3.03, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (iii) of this Section 3.03 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (iv); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (iii) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 3.03 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 3.03, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV
CONDITIONS TO CLOSING

Section 4.01 Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase Tranche Shares at a Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Purchaser, at or prior to the applicable Tranche Closing Date:

(a) the representations and warranties of the Company set forth in Section 2.01 of this Agreement shall be true and correct with the same force and effect as though expressly made on every date during the term of this Agreement, including each Tranche Closing Date, except for representations or warranties made as of a particular date which representations and warranties shall be true and correct as of such date;

(b) the Company shall have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Tranche Closing Date;

(c) the Company shall have delivered to the Purchaser a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the applicable Tranche Closing Date, to the effect that the conditions in Section 4.01(a), (b), (h), (i), and (j) have been satisfied;

(d) the Initial Registration Statement shall have been declared by the Commission to be effective under the Securities Act on or prior to September 30, 2006, and shall not have been withdrawn, no stop order suspending the effectiveness of any Registration Statement shall be in effect, and no proceedings for the suspension of the effectiveness of any Registration Statement shall have been instituted or threatened by the Commission;

(e) Guzov Ofsink LLC, counsel to the Company, shall have delivered its legal opinion to the Purchaser in form and substance satisfactory to the Purchaser.

(f) the Company shall retain, and through the term of this Agreement shall retain an investor relations firm satisfactory to the Purchaser, in its sole and absolute discretion;

(g) there shall not have been (i) any domestic or international event, act, or occurrence, including, without limitation, event, act, or occurrence of terrorism, that shall have materially and adversely disrupted, or, in the opinion of the Purchaser, will in the immediate future materially and adversely disrupt, the securities markets; or (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; or (iii) an outbreak or increase in the level of major hostilities or other national or international calamity; or (iv) a banking moratorium declared by any state or federal authority; or (v) a moratorium in foreign exchange trading by major international banks or persons declared; or (vi) a material interruption in the mail service or other means of communication within the United States; or (vii) a material or substantial loss suffered by the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, which will, in the discretion of the Purchaser, make it inadvisable to proceed with any portion of the transactions contemplated hereby; or (viii) any material adverse change in the business, prospects, financial condition, or results of operations of the Company; or (ix) any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof; or (x) passed by the Congress of the United States or by any state legislature any act or measure, or adopted by any governmental body or authoritative accounting institute or board, or any governmental executive, any orders, rules, or regulations, which the Purchaser believes likely to have a material adverse effect on the business, financial condition, or financial statements of the Company or any of the Subsidiary or the market for the Common Stock; or (xi) such material and adverse change in the market for the Company's securities or securities in general or in political, financial, or economic conditions as in the judgment of the Purchaser makes it inadvisable to proceed with the transactions contemplated hereby;

(h) The Company shall have received state securities law or “blue sky” clearance for the sale of the Shares in states specified in writing by the Purchaser, other than states in which such clearance shall have required the Company to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(i) A Blackout Period shall not be in effect at either the date of any Tranche Election Notice or any Tranche Closing Date;

(j) There shall not be in existence on any Tranche Election Date a Registered Share Deficiency; and

(k) No Tranche Election Notice shall be valid unless the product of the volume of shares of Common Stock traded and the closing price of the Common Stock for each trading day during the five trading days preceding the date of the relevant Tranche Closing Date equals or exceeds $250,000.

Section 4.02 Conditions to the Obligations of the Company. The obligation of the Company to sell Tranche Shares at any Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Company, at or prior to the applicable Tranche Closing Date:

(a) the representations and warranties of the Purchaser set forth in Section 2.02 of this Agreement shall be true and correct with the same force and effect as though expressly made on and as of such Tranche Closing Date, except for representations or warranties made as of a particular date which representations and warranties shall be true and correct as of such date;

(b) the Purchaser shall have complied in all material respects with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Tranche Closing Date;

(c) the Purchaser shall have delivered to the Company a certificate executed by a duly authorized officer of the Purchaser, dated the applicable Tranche Closing Date, to the effect that the conditions in clauses (a) and (b) of this Section 4.02 have been satisfied; and

(d) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for the suspension of the effectiveness of the Registration Statement shall have been instituted or threatened by the Commission.

ARTICLE V

TERMINATION

Section 5.01 Termination by Purchaser. The Purchaser may terminate its obligations under Article I of this Agreement by oral or written notice to the Company following the occurrence of one or more of the following:

(a) the Company shall default in any material respect in the performance of any covenant or agreement under this Agreement, which default shall continue for more than three business days following written notice thereof from the Purchaser;

(b) the representations and warranties of the Company set forth in Section 2.01 of this Agreement shall not be true and correct in all material respects as of the date of this Agreement, and on each day thereafter (as if each such date was a Tranche Closing Date), except for the representations and warranties made as of a particular date which representations and warranties need be true and correct only as of such date;

(c) the Company shall merge or consolidate with any Person, shall effect any reorganization, or shall sell or substantially all of its assets, or shall enter into any agreement contemplating the same;

(d) the Closing of the purchase and sale of the Tranche Shares shall not have been completed by March 31, 2007;

(e) the Company declares or pays any dividend or distribution to its shareholders, or purchases or redeems any Common Stock.

Section 5.02 Termination by Company. The Company may terminate its obligations under Article I of this Agreement by oral or written notice to the Purchaser following the occurrence of one or more of the following:

(a) the Purchaser shall default in any material respect in the performance of any covenant or agreement under this Agreement, which default shall continue for more than three business days following written notice thereof from the Company;

(b) the representations and warranties of the Purchaser set forth in Section 2.02 of this Agreement shall not be true and correct in all material respects as of the date of this Agreement, and on each day thereafter (as if each such date was a Tranche Closing Date), except for the representations and warranties made as of a particular date which representations and warranties need be true and correct only as of such date; or

(c) the Closing of the purchase and sale of the Tranche Shares shall not have been completed by March 31, 2007.

Section 5.03 Liability. Subject to Sections 2.02(a) and 3.01 hereof, the termination by the Purchaser or the Company of its obligations under this Agreement shall not terminate any liability for any breach or default by any party in any representation, warranty, covenant or agreement occurring prior to the date of such termination. In addition, such termination shall not terminate any of the obligations or agreements of either party under Section 3.03 of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as set forth in the introductory paragraph hereto and as follows:

(a) if to the Company, to:

Phone: 954-763-1515
Facsimile: 954-763-1516
Attention: Donald Winfrey, President

with a copy to:

Attention: Darren Ofsink, Esq
Phone: 212-371-8008 x 122
Facsimile:212-688-7273

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)  if to the Purchaser, to:
Attention: Stephen R. McDermott
Phone: (646) 723-3353
Facsimile: (646) 607-9878

Section 6.02 Assignment. Neither party hereto may assign or delegate any of such party’s rights or obligations under or in connection with this Agreement, and any attempted assignment or delegation of such rights or obligations shall be void. Except as expressly provided in Section 3.03 with respect to Purchaser Affiliates, directors and controlling persons of the Company and officers of the Company who signed any Registration Statement, no person, including without limitation any person who purchases or otherwise acquires or receives any Shares from the Purchaser, is an intended third party beneficiary of this Agreement, and no party to this Agreement shall have any obligation arising under this Agreement to any person other than the other party hereto and, to the extent expressly provided in Section 3.03, Purchaser Affiliates, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement.

Section 6.03 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

Section 6.04 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

Section 6.05 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 6.06 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles, and the federal law of the United States of America. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court, in each case located in New York, New York, in connection with any action or proceeding arising out of, or relating to, this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 6.01. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served.

Section 6.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

AZUR HOLDINGS, INC.

By:	/s/Donald Goree
Name: Donald Goree
Title: Chief Executive Officer

GRAYBRICK PARTNERS I LLC

By:	/s/ Stephen McDermott
Name: Stephen McDermott
Title: Managing Member

Schedule 1.01(a)

Tranches

For purposes hereof, the term “Base Price” shall mean the lower of (A) $2.00 (the “Initial Base Price”), and (B) with respect to any particular Tranche, the lowest closing price of the Common Stock for the ten trading days prior to the draw down of such Tranche. Base Price shall be adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, and similar events.

Tranche No.	Gross Proceeds of Tranche	Tranche Purchase Price per Tranche Share (U.S. Dollars)

1	$200,000	(Base Price) * 0.60
2	$200,000	(Base Price) * 0.60
3	$200,000	(Base Price) * 0.60
4	$200,000	(Base Price) * 0.70
5	$200,000	(Base Price) * 0.70
6	$200,000	(Base Price) * 0.70
7	$200,000	(Base Price) * 0.75
8	$200,000	(Base Price) * 0.75
9	$200,000	(Base Price) * 0.75
10	$200,000	(Base Price) * 0.80
11	$200,000	(Base Price) * 0.80
12	$200,000	(Base Price) * 0.80
13	$200,000	(Base Price) * 0.90
14	$200,000	(Base Price) * 0.90
15	$200,000	(Base Price) * 0.90